UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 17, 2014

SBA Communications Corporation

(Exact Name of Registrant as Specified in its Charter)

Florida	000-30110	65-0716501
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5900 Broken Sound Parkway N.W. Boca Raton, FL	33487
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 995-7670

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 17, 2014, SBA Communications Corporation (“SBA”) announced that it has commenced a private offering of $600 million aggregate principal amount of senior notes due 2022 (the “Notes”). A copy of the press release is filed hereto as Exhibit 99.1.

SBA intends to use the net proceeds from the offering to redeem all of its 8.25% Notes due 2019, which are redeemable, upon notice of not less than 30 days, as of August 15, 2014 and to pay its conversion obligations with respect to approximately $121 million aggregate principal amount of its 4.0% Convertible Senior Notes due 2014 (the “4.0% Notes”). All remaining net proceeds will be used for general corporate purposes. SBA anticipates that its general corporate purposes will include an early unwind of a portion of the outstanding warrants underlying its 4.0% Notes for cash and paying in cash a portion of the principal amount outstanding of its 4.0% Notes upon their conversion. As of June 13, 2014, SBA had early unwound warrants covering 4.9 million shares of its Class A common stock for an aggregate of $276.2 million in cash. SBA expects to enter into additional agreements to early unwind the warrants subsequent to the pricing of the Notes.

The Notes will be offered only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act. The Notes have not been registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. SBA has agreed to file a registration statement with the Securities and Exchange Commission pursuant to which SBA will either offer to exchange the Notes for substantially similar registered notes or register the resale of the Notes.

SBA Communications Corporation is a leading owner and operator of wireless communications infrastructure in North, Central and South America. As of March 31, 2014, SBA owned approximately 15,000 towers in the United States and its territories, 200 towers in Canada, 425 towers in Costa Rica, 150 towers in El Salvador, 500 towers in Guatemala, 250 towers in Nicaragua, 475 towers in Panama and 5,200 towers in Brazil.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by SBA Communications Corporation on June 17, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBA COMMUNICATIONS CORPORATION

By:	/s/ Brendan T. Cavanagh
Brendan T. Cavanagh
Executive Vice President and Chief Financial Officer

Date: June 17, 2014